UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 28, 2008

Beach First National Bancshares, Inc.

(Exact name of registrant as specified in its charter)

South Carolina

(State or other jurisdiction of incorporation)

000-22503	57-1030117
(Commission File Number)	(IRS Employer Identification No.)

3751 Robert Grissom Parkway, Suite 100, Myrtle Beach, South Carolina (Address of principal executive offices)	29577 (Zip Code)

(843) 626-2265
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 ADDITION OF DIRECTORS

On January 28, 2008, the Board of Directors of Beach First National Bancshares, Inc. voted to expand the size of the board from 14 members to 15 members and appointed a new director to fill the newly created vacancy.

      Mr. Thomas P. Anderson, was appointed as a Class I director. His term starts immediately and he will be up for re-election at the company’s 2008 annual meeting of shareholders. Mr. Anderson was also appointed to the board of directors of the company's banking subsidiary, Beach First National Bank, Mr. Anderson serves as the Chief Executive Officer for the Medical University of South Carolina Foundation in Charleston, South Carolina. He has extensive experience in banking and formerly served as President of Bank of America, South Carolina.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACH FIRST NATIONAL BANCSHARES, INC.

By: /s/ Gary S. Austin
Name: Gary S. Austin
Title: Chief Financial Officer

Dated: February 4, 2008